Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use within this Registration Statement on Form S-1/A (Amendment No 1) of Eurosport Active World Corp. (the “Company”) of our report dated July 22, 2015 relating to the Company’s consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida

February 12, 2016